Exhibit 99.1

200 Sandpointe Avenue | Suite 700 Santa Ana, CA 92707-5759 657.335.3665 www.ducommun.com

NEWS RELEASE

DAVID B. CARTER JOINS DUCOMMUN INCORPORATED’S BOARD OF DIRECTORS

SANTA ANA, California (February 5, 2024) - Ducommun Incorporated (NYSE:DCO) announced today that its Board of Directors elected David B. Carter as an independent director of the company, effective February 1, 2024. Mr. Carter’s appointment expands the number of directors on Ducommun’s board to nine, eight of whom are independent. Mr. Carter will be a member of the company’s Innovation Committee.

“We are thrilled that Dave will be joining our board of directors and look forward to his many contributions as we strengthen our team to support DCO’s 2027 strategy of building more engineered products and aftermarket in our revenue mix,” said Stephen G. Oswald, chairman, president and chief executive officer. “Dave has extensive engineering product leadership experience, especially leading multiple large scale engineering organizations at UTC, which is now RTX. Dave will be key to our efforts both organically and through acquisition to reach our 2027 commitments to our shareholders and will help ensure Ducommun’s long-term success.”

“I am both proud and honored to be joining the Ducommun Board of Directors,” said Mr. Carter. “I look forward to working with their strong team of leaders to continue to advance the priorities of the business.”

Mr. Carter is the retired Senior Vice President of Engineering, Pratt & Whitney Company, Inc., currently a subsidiary of RTX Corporation, a position he occupied for four years until his retirement in 2019. Previously, Mr. Carter was the Senior Vice President, Engineering, Operations and Quality at UTC Aerospace Systems from 2015 to 2016 and served as its Vice President, Engineering and Technology from 2012 to 2015. Mr. Carter’s extensive knowledge of Tier 1 and 2 engineered product lines in the sector includes engines, electrical systems, aerostructures, actuation, brakes, sensors and controls, and he was involved in every aspect of product design, development and certification. He expertly managed supplier relationships and outsourcing partners, was responsible for expanding engineering team capabilities internationally and has extensive customer experience dealing with Boeing, Airbus and other original equipment manufacturers. Mr. Carter holds a Master of Science degree in Mechanical Engineering from the University of Virginia, Charlottesville.

About Ducommun Incorporated

Ducommun Incorporated delivers value-added innovative manufacturing solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the company specializes in two core areas – Electronic Systems and Structural Systems – to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit Ducommun.com

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Forward Looking Statements

This press release includes “forward looking statements” within the meaning of the of the federal securities laws relating to Ducommun Incorporated as discussed above, including statements relating to Ducommun’s expectations relating to the contributions of its newly appointed director, its efforts to reach its 2027 commitments and similar expressions that concern Ducommun’s intentions or beliefs about future occurrences, expectations, or results. Forward looking statements are subject to risks, uncertainties and other factors that may change over time and may cause actual results to differ materially from those that are expected. It is very difficult to predict the effect of known factors, and Ducommun cannot anticipate all factors that could affect actual results that may be important to an investor. All forward-looking information should be evaluated in the context of these risks, uncertainties and other factors, including those factors disclosed under “Risk Factors” in our reports filed with the Securities and Exchange Commission, including the Company’s Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, and Current Reports on Form 8-K. The forward-looking statements included in this press release are made only as of the date of this press release, and Ducommun does not undertake any obligation to (and expressly disclaims any such obligation to) update the forward-looking statements to reflect subsequent events or circumstances.

CONTACTS:

Suman Mookerji, Senior Vice President, Chief Financial Officer, 657.335.3665

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